Bottomline Technologies Reports Third Quarter Results

20% Revenue Growth Highlights Quarter

PORTSMOUTH, N.H. – April 22, 2010 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the third quarter ended March 31, 2010.

Revenues for the third quarter were $39.8 million, an increase of $6.5 million, or 20%, from the third quarter of last year.  Subscriptions and transactions revenue increased 44% from the third quarter of last year to $10.8 million.

Gross margin for the third quarter was $22.3 million, an increase of $3.4 million from the third quarter of last year.  Net income for the third quarter was $1.0 million, or diluted net income per share of $0.03.

Core net income for the third quarter was $6.5 million after excluding acquisition-related and restructuring expenses of $3.2 million and equity-based compensation of $2.4 million.  Core net income increased $3.0 million, or 86%, from the third quarter of last year.  Core earnings per share was $0.24 as compared with $0.15 in the third quarter of last year.

“Revenue growth of 20% highlighted a very strong quarter,” said Rob Eberle, President and CEO of Bottomline Technologies.  “In addition to the strong revenue growth, we also advanced our business strategically by deepening our relationship with Bank of America through the acquisition of its travel commission payments service and launching important new product releases for WebSeries® and Legal eXchange®.  We also continued our investment in future growth opportunities including the integration and build out of the PayMode® platform.  With an attractive mix of current results and initiatives which will drive further growth, we are confident our execution and plan will deliver even greater value in the future.”

Revenues for the nine months ended March 31, 2010 increased to $116.5 million as compared with $103.1 million in the same period last year.  Net income for the nine months ended March 31, 2010 was $2.8 million, or net income per share of $0.11.

Core net income for the nine months ended March 31, 2010 was $19.9 million after excluding acquisition-related and restructuring expenses of $10.4 million and equity-based compensation of $6.7 million.  Core net income was more than double the $9.6 million reported for the nine months ended March 31, 2009.  Core earnings per share was $0.75 for the nine months ended March 31, 2010 as compared with $0.40 in the same period last year.

Third Quarter Customer Highlights

•
Added new customers who selected Bottomline solutions for increased efficiency, security and visibility to payment and transactional document processes including:  Occidental Petroleum, Service Corporation International, Continental Resources, Kamehameha Schools, Dobbies, Stoner, Inc., Taylor Corporation, West Central, Inc. and WaterFurnace Renewable Energy.

•
Expanded customer relationships with orders for Bottomline’s enterprise payments and document processing solutions from Georgia Construction Products, Spirax Sarco, Washington Companies, Bibby and BGC Contracting.

•
One of Australia’s leading banks began work with Bottomline to extend their use of WebSeries Global Cash Management into New Zealand.  Working towards a single global transaction banking system, this implementation will enable the bank to better service clients conducting cross-border trade between Australia and New Zealand and significantly reduce operating costs.

•	Added new customers to the Legal eXchange roster including: Markel Insurance, an A.M. Best-ranked property and casualty company, Admiral Insurance and Berkley Aviation Insurance.

•	Accelerated adoption of Bottomline’s healthcare solutions among healthcare organizations through new orders and expanded deployments at Baptist Healthcare System and University Healthcare System.

Third Quarter Strategic Corporate Highlights

•	Recognized by Global Finance as a member of the “World’s Best Treasury & Cash Management Providers.”

•
Expanded the PayMode network by acquiring Bank of America’s travel commission payments service, reinforcing the strategic relationship between Bank of America and Bottomline and adding strength in the important travel vertical.

•	Migrated the PayMode production environment from Bank of America to Bottomline and continued to invest in the integration and expansion of the PayMode and Business eXchange product offerings.

•
Released a new check lifecycle management module on Bottomline’s next generation WebSeries platform.  With this addition, WebSeries continues to solidify an upgrade path for existing clients and provide yet another offering for new clients to deploy a flexible, global payments hub.

•
Announced the availability of powerful new Legal eXchange reporting tools, Analyzer and SmartReports, which allow users to strategically analyze their legal spend and law firm performance.  These new tools, coupled with the unique auditing functionality available through Legal eXchange Explorer, create a comprehensive reporting suite for the entire lifecycle of a legal matter.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release.  Core net income and core earnings per share are non-GAAP financial measures.  The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, equity-based compensation, acquisition-related expenses and restructuring related costs.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  Shares used in computing core earnings per share are calculated using the treasury stock method which assumes full exercise of in-the-money stock options and warrants and full vesting of restricted stock.  A reconciliation of the GAAP results to the non-GAAP results for the three and nine month periods ended March 31, 2010 and 2009 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	(in thousands)		(in thousands)
	2010	2009	2010	2009
GAAP net income (loss)	$950	$(1,970)	$2,826	$(8,688)
Amortization of intangible assets	3,282	3,589	9,949	11,973
Equity-based compensation	2,361	1,885	6,669	6,298
Acquisition-related expenses	(21)	-	508	35
Restructuring expenses	(52)	-	(52)	-
Core net income	$6,520	$3,504	$19,900	$9,618

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, PayMode and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Quarterly Report on Form 10-Q, and amendments thereto, for the quarters ended September 30, 2009 and December 31, 2009 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2010	2009
Revenues:
Software licenses	$3,657	$3,237
Subscriptions and transactions	10,794	7,495
Service and maintenance	23,043	20,599
Equipment and supplies	2,326	1,960
Total revenues	39,820	33,291

Cost of revenues:
Software licenses	253	189
Subscriptions and transactions (1)	5,598	3,650
Service and maintenance (1)	9,921	9,151
Equipment and supplies	1,779	1,423
Total cost of revenues	17,551	14,413

Gross profit	22,269	18,878

Operating expenses:
Sales and marketing (1)	8,649	7,449
Product development and engineering (1)	4,959	4,742
General and administrative (1)	3,795	4,344
Amortization of intangible assets	3,282	3,589
Total operating expenses	20,685	20,124
Income (loss) from operations	1,584	(1,246)
Other income (expense), net	45	(53)
Income (loss) before income taxes	1,629	(1,299)
Provision for income taxes	679	671
Net income (loss)	$950	$(1,970)
Basic net income (loss) per share attributable to common stockholders	$0.04	$(0.08)
Diluted net income (loss) per share attributable to common stockholders	$0.03	$(0.08)
Shares used in computing basic net income (loss) per share:	25,664	24,047
Shares used in computing diluted net income (loss) per share:	27,440	24,047

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$6,520	$3,504
Diluted net income per share (3)	$0.24	$0.15

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$70	$43
Cost of revenues: service and maintenance	434	233
Sales and marketing	837	528
Product development and engineering	296	165
General and administrative	724	916

(2) Core net income excludes charges for amortization of intangible assets of $3,282 and $3,589, acquisition-related expenses of ($21) and zero, restructuring expenses of ($52) and zero, and stock compensation expense of $2,361 and $1,885, for the three months ended March 31, 2010 and 2009, respectively.

(3) Shares used in computing diluted core net income per share were 27,457 and 24,066 for the three months ended March 31, 2010 and 2009, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Nine Months Ended
	March 31,
	2010	2009
Revenues:
Software licenses	$10,408	$10,440
Subscriptions and transactions	29,543	23,468
Service and maintenance	69,953	62,275
Equipment and supplies	6,594	6,948
Total revenues	116,498	103,131

Cost of revenues:
Software licenses	792	596
Subscriptions and transactions (1)	14,636	11,642
Service and maintenance (1)	30,047	28,454
Equipment and supplies	4,991	5,101
Total cost of revenues	50,466	45,793

Gross profit	66,032	57,338

Operating expenses:
Sales and marketing (1)	25,356	24,236
Product development and engineering (1)	13,802	15,402
General and administrative (1)	12,334	14,136
Amortization of intangible assets	9,949	11,973
Total operating expenses	61,441	65,747
Income (loss) from operations	4,591	(8,409)
Other income, net	173	709
Income (loss) before income taxes	4,764	(7,700)
Provision for income taxes	1,938	988
Net income (loss)	$2,826	$(8,688)
Basic net income (loss) per share attributable to common stockholders	$0.11	$(0.36)
Diluted net income (loss) per share attributable to common stockholders	$0.11	$(0.36)
Shares used in computing basic net income (loss) per share:	25,052	23,988
Shares used in computing diluted net income (loss) per share:	26,061	23,988

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$19,900	$9,618
Diluted net income per share (3)	$0.75	$0.40

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$184	$174
Cost of revenues: service and maintenance	1,183	622
Sales and marketing	2,324	1,872
Product development and engineering	828	564
General and administrative	2,150	3,066

(2) Core net income excludes charges for amortization of intangible assets of $9,949 and $11,973, acquisition-related expenses of $508 and $35, restructuring expenses of ($52) and zero, and stock compensation expense of $6,669 and $6,298, for the nine months ended March 31, 2010 and 2009, respectively.

(3) Shares used in computing diluted core net income per share were 26,407 and 24,162 for the nine months ended March 31, 2010 and 2009, respectively.

 Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	June 30,
	2010	2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$58,284	$50,303
Accounts receivable	24,935	23,118
Other current assets	9,491	5,531
Total current assets	92,710	78,952
Property and equipment, net	14,527	10,106
Intangible assets, net	99,493	89,589
Other assets	2,146	4,504
Total assets	$208,876	$183,151

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,306	$5,955
Accrued expenses	7,527	9,290
Deferred revenue	36,452	33,029
Total current liabilities	50,285	48,274
Deferred revenue, non-current	5,563	10,213
Deferred income taxes	2,400	2,263
Other liabilities	1,973	1,852
Total liabilities	60,221	62,602

Stockholders' equity
Common stock	28	27
Additional paid-in-capital	314,817	287,082
Accumulated other comprehensive loss	(9,079)	(4,920)
Treasury stock	(22,657)	(24,360)
Accumulated deficit	(134,454)	(137,280)
Total stockholders' equity	148,655	120,549
Total liabilities and stockholders' equity	$208,876	$183,151